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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                JANUARY 16, 2001


                                 MAIL.COM, INC.
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             (Exact name of registrant as specified in its charter)


           DELAWARE                       000-26371              13-3787073
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                      Identification No.)


                             11 BROADWAY, 6TH FLOOR
                               NEW YORK, NY 10004
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                    (Address of principal executive offices)



       Registrant's telephone number, including area code (212) 425-4200



                                       N/A
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           Former Name or Former Address, if Changed Since Last Report



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ITEM 5.  OTHER EVENTS

         As a result of the previously announced appointment of Thomas Murawski as Chief Executive Officer of the Company, the Board of Directors of the Company has approved the grant of options to purchase 1,700,000 shares of Class A common stock of the Company (the "Stock Options") to Mr. Murawski. The grant will be made 10 days after the mailing of a notice to record shareholders of the Company of such grant. The notice is being sent in lieu of a shareholder meeting pursuant to the requirements of the NASDAQ Stock Market. A copy of the form of notice to record shareholders is attached hereto as Exhibit 99.1.

         The Company expects that the Stock Options will have an exercise price equal to the fair market value of the Class A common stock on the date of grant. The Stock Options will vest 25% on October 26, 2001 and quarterly thereafter over three years and will expire upon the earlier of ten years after the date of grant and a specified number of days after termination of employment depending upon the reason for termination. The vesting of fifty percent of any unvested options will accelerate upon a change of control of the Company, and 25% of the remaining unvested options will vest on the first anniversary of such change of control to the extent not otherwise vested on such first anniversary and the remaining 25% on the second anniversary of such change of control to the extent not otherwise vested on such second anniversary.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit 99.1    Form of Notice To Record Shareholders of Mail.com, Inc.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 17, 2001


                                  MAIL.COM, INC.



                                  By:      /s/ THOMAS MURAWSKI
                                           ------------------------------
                                           Thomas Murawski
                                           Chief Executive Officer


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                                  EXHIBIT INDEX


         Exhibit 99.1    Form of Notice to Record Shareholders of Mail.com, Inc.